As filed with the Securities and Exchange Commission on October 13, 1998


                                        REGISTRATION NOS.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            ALCHEMY HOLDINGS, INC. (FORMERLY HAWK MARINE POWER, INC.)
             (Exact name of registrant as specified in its charter)

         FLORIDA                                              59-1886450
(State or other jurisdiction of                             (IRS Employer
incorporation or organization)                           identification nos.)

                 3025 N.E. 188TH STREET, AVENTURA, FLORIDA 33180
                    (address of principal executive offices)

       ALCHEMY EMPLOYEE STOCK PAYMENT PLAN AND PROFESSIONAL LEGAL SERVICES
                              (Full title of plan)

          ADAM C. SCHILD, 3025 N.E., 188TH STREET, AVENTURA, FL 33180,
                                  305 932-9230
             (Name, address and telephone nos. of agent for service)

                         Calculation of Registration Fee

                                                 PROPOSED              PROPOSED
                                                 MAXIMUM               MAXIMUM
TITLE OF  SECURITIES        AMOUNT TO BE     OFFERING PRICE           AGGREGATE             AMOUNT OF
  TO BE REGISTERED           REGISTERED         PER UNIT           OFFERING PRICE        REGISTRATION FEE
--------------------        ------------     --------------        --------------        ----------------

  Common Stock                265,000            $2.00                $530,000                $156.35

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT.

ITEM. 3  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 ("Exchange Act") and, in accordance therewith, files reports with the Securities and Exchange Commission ("Commission"). The Registrant hereby states that (i) the documents listed below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13 (c) and 15(d) of the Securities Exchange Act of 1934 as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of filing of such documents.

         (a) The Registrant's Annual Report on Form 10-KSB for the period ending September 30, 1997, filed pursuant to Section 13(a) of the Exchange Act, containing audited financial statements for that period;

         (b) All other reports filed by the Registrant pursuant to Action 13 (a) or 15 (d) of the Exchange Act since September 30, 1997.

         (c) The description of the Common Stock which is contained in registration statements filed under the Securities Act of 1933, as amended ("Act"), including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS IN SECURITIES

         The validity of the authorization and issuance of the Common Stock issuable to Alchemy Holdings, Inc. Employee Stock Payment Plan; and Beckman, Millman & Sanders, LLP;

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's By-laws contain the broadest form of indemnification for its officers and directors and former officers and directors permitted under Florida law. Insofar as indemnification for liabilities arising under the Securities Act may permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         The shares of Common Stock being registered pursuant to this Registration Statement were issued for professional legal services rendered and the Alchemy Holdings, Inc. Employee Stock Payment Plan. The issuance of such shares were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
         Section 4 (2) thereunder, as a transaction by an issuer not involving a public offering.

ITEM 8.  EXHIBITS

4.1      Certificate of Incorporation of the Registrant, as amended (1)
                  1.        By-laws of the Registrant (1)
5        Opinion of The Law Office of Beckman Millman & Sanders, LLP.
10       Alchemy Employee Stock Payment Plan
24.1 Consent of The Law Office of Beckman, Millman & Sanders, LLP (included in Exhibit 5)
24.2     Consent of Jere J. Lane certified public accountant.

--------------------------------------------------------------------------------
1. Previously filed with the Commission as an exhibit to the Registrant's Registration Statement on Form S-18 as amended, File no. 33-30906-A which was declared effective by the Commission on or about November 3, 1989.

ITEM 9.  UNDERTAKINGS

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The Undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means a of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of the Securities Act, each filing of the Registrant's annual report pursuant to Section 15 (d) of the Exchange Act that is incorporated by reference in the registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction he question whether such indemnification bay its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Aventura, State of Florida this 13th day of October, 1998.

         ALCHEMY HOLDINGS, INC.

         By: /s/ CRAIG N. BARRIE
             --------------------------------------
                  Craig N. Barrie, President

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and of the dates indicated.

              /s/ CRAIG N. BARRIE                                                              Date:   October 13, 1998
         ---------------------------------------------------
                  Craig N. Barrie, Director

              /s/ BERTON LOROW                                                                 Date:   October 13, 1998
         ---------------------------------------------------
                  Berton Lorow, Director

              /s/ ADAM C. SCHILD                                                               Date:   October 13, 1998
         ---------------------------------------------------
                  Adam C. Schild, Director

                                 EXHIBIT INDEX


EXHIBIT                               DESCRIPTION
-------                               -----------

5        Opinion of The Law Office of Beckman Millman & Sanders, LLP.

10       Alchemy Employee Stock Payment Plan

24.2     Consent of Jere J. Lane certified public accountant.